Execution version

FIFTH AMENDED AND RESTATED
FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT
FIFTH AMENDED AND RESTATED FIRST SUPPLEMENTAL NOTE PURCHASE AGREEMENT, dated as of January 14, 2025 (this “Supplemental Note Purchase Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”), NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”), and Farmer Mac, as Guarantor.
RECITALS
WHEREAS, National Rural, the Purchaser and the Guarantor have heretofore executed and delivered the Amended and Restated Master Note Purchase Agreement dated as of March 24, 2011, among National Rural, the Purchaser and the Guarantor (the “Master Agreement”);
WHEREAS, pursuant to the Master Agreement, National Rural, the Purchaser and the Guarantor entered into the First Supplemental Note Purchase Agreement dated as of March 24, 2011, the Amended and Restated First Supplemental Note Purchase Agreement dated as of January 8, 2015, the Second Amended and Restated First Supplemental Note Purchase Agreement dated as of February 26, 2018, the Third Amended and Restated First Supplemental Note Purchase Agreement dated as of May 20, 2021, and the Fourth Amended and Restated First Supplemental Note Purchase Agreement dated as of June 15, 2022 (collectively, the “Amended Supplement”), providing for the terms of a series of Notes issued by National Rural and purchased by the Purchaser; and
WHEREAS, the parties wish to amend and restate the Amended Supplement, as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Master Agreement.
2.Title of Series. The Pricing Agreement for any Notes and each such Note issued hereunder on or after the date hereof may identify the name (if any name is designated) of such series of Notes. Failure to make a notation of the name of a series within any Pricing Agreement or on the applicable Note shall not affect the validity and effect of such Note.
3.Purchase of Notes. The parties agree that the Purchaser may purchase Notes, at 100% of their principal amount and on terms and conditions acceptable to each of Purchaser and National Rural, from time to time during the Draw Period, as requested by National Rural by written notice by electronic mail to Farmer Mac at such email address as designated by Farmer Mac to National Rural by written notice by electronic mail from time to time, or such other address as may be provided in writing (each, a “Notice of Borrowing”), in an aggregate principal amount, for all Notes issued prior to the date hereof or to be issued under this Supplemental Note Purchase Agreement at any one time, not in excess of the Maximum Purchase Amount, subject to the conditions set forth in the Master Agreement.

For purposes hereof, “Draw Period” means the period from the date hereof through January 14, 2030; provided, however, no less than sixty (60) days prior to January 14 of each year beginning January 14, 2029, National Rural may provide written notice, substantially in the form of the Request for Extension of Draw Period attached hereto as Exhibit A, of its desire to extend the then-remaining term of the Draw Period for one (1) additional year, and Farmer Mac and the Purchaser have thirty (30) days after receipt to accept or reject in writing the one (1) year extension of the then-remaining term of the Draw Period and if no response is received by National Rural within thirty (30) days, the Draw Period shall be deemed automatically extended for one (1) additional year beyond the then-remaining term without further action.

Further for purposes hereof, “Maximum Purchase Amount” means $6.5 billion.

National Rural may borrow, repay (subject to the terms of the applicable Notes being repaid) and reborrow funds at any time or from time to time during the Draw Period. Each borrowing under this Supplemental Note Purchase Agreement (or, in the case of Notes issued prior to the date hereof, the applicable Original Note Purchase Agreement and/or Amended Supplement) shall be made in accordance with the Note applicable thereto.

Each advance under this Supplemental Note Purchase Agreement shall be disbursed in such increments as agreed upon by the parties in the applicable Pricing Agreement.
4.Amendment and Restatement. This Supplemental Note Purchase Agreement amends and restates in its entirety all of the terms, conditions and provisions of the Amended Supplement.
5.GOVERNING LAW. EXCEPT AS SET FORTH IN SECTION 9.01 OF THE MASTER AGREEMENT, THIS SUPPLEMENTAL NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.
6.Counterparts; Electronic Signature. This Supplemental Note Purchase Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The word “execution” and words of like import in this Supplemental Note Purchase Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.
7.Inconsistency. In the event of any inconsistency between the terms of this Supplemental Note Purchase Agreement and the Master Agreement, the terms of this Supplemental Note Purchase Agreement shall apply.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Supplemental Note Purchase Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/ ZACHARY N. CARPENTER
Name:	Zachary N. Carpenter
Title:	Executive Vice President – Chief Business Officer

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ ZACHARY N. CARPENTER
Name:	Zachary N. Carpenter
Title:	Executive Vice President – Chief Business Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ LING WANG
Name:	Ling Wang
Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT A
Form of Request for Extension of Draw Period

[DATE (at least 60 days prior to one year before expiration of Draw Period)]

Federal Agricultural Mortgage Corporation
Farmer Mac Mortgage Securities Corporation
2100 Pennsylvania Avenue NW, Ste 450N
Washington, DC 20037
Attention: Legal Department
legal@farmermac.com

Re: Request for Extension of Draw Period
National Rural Utilities Cooperative Finance Corporation (“National Rural”)
Fifth Amended and Restated First Supplemental Note Purchase Agreement

Federal Agricultural Mortgage Corporation (“Farmer Mac”)/Farmer Mac Mortgage Securities Corporation (“FMMSC”):

Pursuant to Section 3 of the Fifth Amended and Restated First Supplemental Note Purchase Agreement dated January 14, 2025, (the “Agreement”) between FMMSC, Farmer Mac and National Rural, National Rural hereby gives notice to FMMSC and Farmer Mac that it requests an extension of the current remaining term of the Draw Period, as defined in the Agreement, for one (1) year, to and including January 14, 20[__] (the “Draw Period Extension”).

Pursuant to the terms of the Agreement, if you do not respond to this letter within thirty (30) days, the Draw Period Extension shall be deemed accepted.

Very Truly Yours,
National Rural Utilities Cooperative Finance Corporation